Exhibit 3.18

AMENDED AND RESTATED

BYLAWS

OF

CASINO ONE CORPORATION

As of March 24, 2008

ARTICLE I

NAME AND LOCATION

SECTION 1. The name of the Corporation is CASINO ONE CORPORATION. Business will be conducted under the name of CASINO ONE CORPORATION.

SECTION 2. The registered office shall be located at 506 S. President St., Jackson, Mississippi 39201 or in any other offices of the Corporation in the State of Mississippi. The Corporation may have other offices, including its principal office, at other locations within or outside the State of Mississippi.

ARTICLE II

SHAREHOLDERS

SECTION 1. The annual meeting of the Shareholders shall be held annually at a time or place, in or out of the State of Mississippi, as may be designated in the Notice of the Meeting or Waiver of Notice thereof. At such meeting, the Shareholders shall elect Directors to serve until their successors shall be elected and qualified.

SECTION 2. Special meetings of Shareholders may be held at such place as may be designated in the call thereof by consent in writing of all Shareholders, or by demand signed by the holders of at least ten percent (10%) of the stock. Special meetings of the Shareholders may also be called by resolution of the Board of Directors at a duly held meeting of the Board of Directors.

SECTION 3. Notice of the time and place of all annual and special meetings shall be mailed or personally delivered by the Secretary to each Shareholder no fewer than ten (10) days but not more than sixty (60) days before the date thereof, unless Waiver of said Notice and Call is given.

SECTION 4. The President of the Corporation shall preside at all Shareholders’ meetings.

SECTION 5. At every such meeting each Shareholder shall be entitled to cast one (1) vote for each share of stock held in his name, either in person or by written proxy. All proxies shall be filed with the Secretary and entered of record in the Minutes of the meeting. In voting for Directors of the Corporation, each Shareholder shall be authorized to cumulate his vote in accordance with the laws of the State of Mississippi.

SECTION 6. A quorum for the transaction of business shall consist of a number of shares, present personally or by proxy, representing the majority of shares of stock issued and outstanding.

SECTION 7. Shareholder action may be taken in the absence of annual, special, or any other duly called meeting, where said action is taken by consent in writing of, the Shareholders themselves representing One Hundred percent (100%) of the shares of stock issued and outstanding.

ARTICLE III

DIRECTORS

SECTION 1. The business and property of the Corporation shall be managed by a Board of one or more Directors, who shall be elected by the Shareholders at their annual meeting, except that vacancies on the Board of Directors may be filled by the Shareholders, the Board of Directors, or if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, the remaining Directors may fill the vacancy be the affirmative vote of a majority of all Directors remaining in office and Directors so elected shall serve the remaining portion of the term of the former Director. A Director need not be a Shareholder. Each year at the annual meeting of Shareholders, the Shareholders shall establish the size of the Board of Directors and thus fix the number of Directors to be elected. If the number of Directors are not established at an annual meeting, then the size of the Board shall remain as theretofore constituted. The initial number of Directors shall be one.

SECTION 2. All Directors shall hold office for one (1) year and until their successors are duly elected and qualified.

SECTION 3. The regular meeting of the Directors may be held in or out of the State of Mississippi as may be designated in the written Notice of the Meeting, or in the Waiver of Notice thereof, immediately after the adjournment of each annual Shareholder’s meeting.

SECTION 4. Special meetings of the Board of Directors may be held at the same place or places as provided for the annual meeting thereof, and may be called by the President or by consent of all Directors, or at the request of any Director and on Notice in writing at least five (5) days prior to such meeting to the other Directors.

SECTION 5. The Board of Directors may permit any and all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communications by which all Directors participating may simultaneously hear each other. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 6. A quorum for the transaction of business at any meeting of the Directors shall consist of a majority of the Board as established by the Shareholders. If there are two Directors, the quorum shall consist of one.

SECTION 7. The Directors shall elect the officers of the Corporation and fix their salaries, such election being at the Director’s meeting following each annual Shareholder’s meeting.

ARTICLE IV

OFFICERS

SECTION 1. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer). The Board of Directors may also appoint one (1) or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as the Board of Directors, in its discretion, shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

SECTION 2. The Board of Directors at its first meeting held after each Annual Meeting of Shareholders shall elect a Chairman of the Board or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

SECTION 3. The Chairman of the Board, if there shall be such an officer, shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Shareholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

SECTION 4. The President shall be the chief operating officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

SECTION 5. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one (1) vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 6. The Secretary shall attend all meetings of the Board of Directors and all meetings of Shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 7. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 8. The Treasurer shall be the Chief Financial Officer, shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

SECTION 9. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

SECTION 10. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

INDEMNIFICATION

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or an officer of the Corporation or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Mississippi Business Corporation Act, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment, against all expense, liability and loss (including but not limited to attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Mississippi Business Corporation Act requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision (from which there is no further right to appeal) that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an “undertaking”). This Article V constitutes the authorization and determination required for the indemnification and advancement of expenses provided hereby and therefore a determination in accordance with Section 79-4-8.55 (a), (b), or (c) of the Mississippi Business Corporation Act, as now existing or hereafter amended, shall not be required before an indemnitee is entitled to indemnification and advancement of expenses.

SECTION 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article V is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. It shall be a defense to any such action that the indemnitee has not met the applicable standard of conduct set forth in the Mississippi Business Corporations Act (the “applicable standard of conduct”), which makes it permissible under Section 1 of this Article V for the Corporation to indemnify the indemnitee for the amount claimed, but the burden of proving such defense shall be solely on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct.

SECTION 3. Non-Exclusivity of Rights. The indemnification rights provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any statute, the Articles of Incorporation or Bylaws of the Corporation, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in this Article V, but whom the Corporation has the power or obligation to indemnify under the provisions of applicable federal or state law, or otherwise. The indemnification provided by this Article V shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of heirs, executors and administrators of such person.

SECTION 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him, and incurred by him, in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

SECTION 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Dividends, to be paid out of the surplus earnings of the Corporation, may be declared from time to time by resolution of the Board of Directors, but no dividend shall be paid that will impair the capital of the Corporation.

SECTION 2. The funds of the Corporation shall be deposited in such manner as the Directors shall designate.

SECTION 3. The fiscal year of the Corporation shall commence on January 1st of each year.

SECTION 4. These Bylaws may be amended by a majority vote of the Board of Directors at any regular meeting or special meeting of the Board of Directors or by consent action in writing of all members of the Board of Directors of the Corporation unless otherwise provided in the Articles of Incorporation or under the Mississippi Business Corporation Act. The Bylaws also may be amended by the majority vote of the shareholders at a regular or special meeting of Shareholders or by consent in writing of all Shareholders of the Corporation.

SECTION 5. The Corporation has the authority to enter into restrictive agreements with Shareholders regarding the sale and exchange of corporate shares, provided that such agreement has been approved by One Hundred percent (100%) of the Shareholders.